UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2009

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Special Meeting Voting Results

On September 17, 2009, World Heart Corporation (the “Company”) held its Annual and Special Meeting of Shareholders where proposals for shareholders’ vote were presented for the following purposes:

(1)          to elect eight directors from the slate of nominees nominated by the Board of Directors to serve until the next annual meeting of the shareholders or until their successors are elected or appointed, unless the office is vacated earlier;

(2)          to appoint Burr, Pilger & Mayer LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009 and to authorize the Board of Directors to fix their remuneration;

(3)          to approve a special resolution approving a plan of arrangement pursuant to Section 192 of the Canada Business Corporations Act as a result of which, among other matters, the Company’s jurisdiction of incorporation would be changed from the federal jurisdiction of Canada to the State of Delaware, by way of a domestication under Section 388 of the Delaware General Corporation Law, and to adopt the certificate of incorporation authorized in the special resolution to be effective as of the date of the reincorporation (domestication);

(4)          to approve a special resolution reducing the stated capital of the common shares of the Company to an aggregate amount of US$1.00; and

(5)          to approve the amendment of the Company’s 2006 Equity Incentive Plan to increase the aggregate number of common shares authorized for issuance under the plan by 700,000 common shares.

The above proposals were carried by a majority of the votes at the meeting in person or by proxy.  A copy of the Voting Results, which includes the percentage outcome of the votes cast, is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Results of Shareholder Vote at World Heart Corporation’s Annual and Special Meeting of Shareholders held on September 17, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 23, 2009

WORLD HEART CORPORATION

	By:	/s/ Morgan Brown

	Name:	Morgan Brown
	Title:	Executive Vice President and Chief Financial Officer

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